For Immediate Release

                                                      Contact: Anthony P. Costa
                                                      Chief Executive Officer
                                                      Chairman of the Board
                                                      ES Bancshares, Inc.
                                                      (845) 451-7801


                    ES BANCSHARES, INC. ANNOUNCES 2007 SECOND
                       QUARTER AND FIRST SIX-MONTH RESULTS

Newburgh, New York, September 7, 2007 - ES Bancshares, Inc. (the "Company") (OTCBB: ESBS), the holding company for Empire State Bank (the "Bank"), today reported the results of its operation for the second quarter and first six months of 2007. For the quarter ended June 30, 2007, the Company posted a net loss of $132,000 or ($0.08) per diluted share, compared to a net loss of $298,000, or ($0.17) per diluted share, for the quarter ended June 30, 2006. For the six months ended June 30, 2007, the net loss was $327,000, or ($0.19) per diluted share, compared to a net loss of $663,000, or ($0.39) per diluted share, for the six months ended June 30, 2006.

Commenting on the Company's results, Anthony P. Costa, Chairman of the Board and Chief Executive Officer, stated, "The improvement in our financial performance this reporting period is very encouraging and reflective of the increased market receptivity among both consumers and businesses to Empire's style of community-focused and relationship-oriented banking model. We are pleased with our overall performance for the second quarter of 2007, as our investments in growing the Company continue to bear fruit and generate increasing revenues in all our core business lines. The quality and upward trajectory of our current revenue streams, combined with our keen focus on intelligent cost management practices, underscores the solid foundation we have built to fuel continued growth of our business."

Financial Condition
-------------------

At June 30, 2007, the Company's assets totaled $99.1 million, which included net loans of $69.4 million and total securities of $7.7 million, comprised primarily of U.S. government sponsored agency notes and Ginnie Mae mortgage backed securities. The increase in total assets of $6.1 million, or 6.6%, from December 31, 2006 resulted predominantly from the growth in total loans, net, which increased $8.2 million, or 13.4%. That growth included increases of $2.2 million in commercial loans and commercial lines of credit, $3.0 million in commercial real estate loans, $0.7 million in home equity and consumer loans and $2.2 million in construction loans.

The increase in total loans was funded by a $6.1 million, or 7.5% increase in total deposits from $81.5 million at December 31, 2006 to $87.6 million at June 30, 2007 and a reduction in securities available for sale.

Net Interest Income
-------------------

Net interest income for the quarter and six-month period ended June 30, 2007 increased by $157,000, or 30.8%, to $666,000 and by $310,000, or 31.9%, to
$1,283,000, respectively, as compared to the comparable quarter and six-month period ended June 30, 2006. These higher earnings were primarily attributable to the expansion in both the Company's loan and deposit customer portfolios, with loans representing a greater share of the Company's asset mix.

Interest Income
---------------

Total interest income for the quarter and six-month period ended June 30, 2007 increased by $517,000, or 49.6%, to $1.6 million, and by $1.2 million, or 62.4%, to $3.1 million, respectively, as compared to the comparable quarter and six-month period ended one year earlier. These increases were primarily due to the Company's increased commercial loan volume resulting from its successful attraction of an expanding base of business customers.

Interest Expense
----------------

Interest expense for the second quarter and six-month period ended June 30, 2007 increased by $360,000, or 67.5%, to $893,000, and by $863,000, or 95.1%, to $1.8
million, respectively, as compared to the comparable periods in 2006. These increases were principally due to increases in short-term interest rates and higher average balances in the Company's portfolio of interest-bearing deposits.

Non-Interest Income
-------------------

For the quarter and six-month period ended June 30, 2007, non-interest income increased by $64,000, or 83.1%, to $141,000, and by $85,000, or 53.5%, to
$244,000 as compared to the same quarter and six-month period ended the prior year. These increases in income were primarily attributable to higher levels of service charges and loan origination fees resulting from the Company's expanding customer base, partially offset by reduced net gains on the sale of real estate mortgage loans held for sale.

Non-Interest Expense
--------------------

Non-interest expense totaled $934,000 for the quarter ended June 30, 2007, which represented an increase of $68,000, or 7.9% from $866,000 for the quarter ended June 30, 2006. For the six-month period ended June 30, 2007, non-interest expense increased $100,000, or 5.7%, to $1.8 million as compared to the first six months of 2006.

These increases were attributable to the investment in staff compensation programs and other initiatives and activities attendant to support the Company's ongoing operation and overall growth, including data processing services, advertising, shareholder communications and costs associated with the introduction of the Bank's new Online Banking Service.

Asset Quality
-------------

Asset quality remains sound, reflecting the Company's diligent focus on originating high quality loan relationships with targeted businesses and consumers in the communities it serves. Despite the continual expansion of its loan portfolio, the Company has not had any non-performing loans or assets since it commenced operation. Management will continue to apply prudent risk management and quality underwriting standards as it pursues continued growth in its diverse credit portfolios.

Capital Ratios
--------------

The Company's capital ratios are not significantly different than those for the Bank and exceed all regulatory requirements at June 30, 2007. Empire State Bank's Tier I leverage, Tier I risk-weighted and total risk-weighted capital ratios were 10.3%, 13.2% and 14.0%, respectively, at June 30, 2007. Each of these ratios is in excess of the regulatory guidelines for a "well capitalized" institution, the highest regulatory capital category.

About Empire State Bank
-----------------------

Empire State Bank, N.A. is a nationally chartered stock commercial bank that was founded in 2004. The Bank operates as a community-oriented institution offering a broad array of financial services to meet the needs of the communities it serves. The Bank is headquartered in the town of Newburgh in Orange County, New York and operates an additional branch in the city of New Paltz, Ulster County, New York, and two loan production offices, one in the New York City borough of Staten Island, New York, and one in the village of Lynbrook in Nassau County, New York. The Bank's deposits are insured up to the maximum allowable amount by the Bank Insurance Fund of the FDIC. For more information, visit the Bank's website at www.esbna.com.


This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements refer to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or the banking industry's actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, material adverse changes in the Company's operations or earnings, or a decline in the economy in the New York Metropolitan area. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.